SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2018

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2018, ClearSign Combustion Corporation (the “Company”) entered into a Stock Purchase Agreement with an accredited investor (the “Investor”) pursuant to which the Company will sell an aggregate of 5,213,543 shares of its common stock, $0.0001 par value (the “Shares”) at a price of $2.25 per Share for gross proceeds of $11,730,471.75. The closing of the transaction is expected to take place on or before July 20, 2018 (the “Closing Date”).

The Stock Purchase Agreement

In addition to the purchase of the Shares, the Stock Purchase Agreement permits the Investor, for a period that begins on the Closing Date and ends seven days following the expiration date of the warrants issued on January 25, 2017 (the “Warrants”), to purchase from the Company up to an aggregate 478,854 shares of common stock at a price of $4.00 per share (the “Additional Purchase Right”). The number of shares of common stock for which the Additional Purchase Right may be exercised and the price at which the shares may be purchased are both subject to adjustment as provided in the Warrants. The Stock Purchase Agreement provides that the Investor may appoint one director to the Company’s Board of Directors.

The Stock Purchase Agreement also permits the Investor to participate in future capital raising transactions (the “Participation Right”) on the same terms as other investors participating in such transactions. The Participation Right will expire on December 31, 2023. Excluded from the Participation Right are the following: (i) shares of common stock issued pursuant to the exercise of certain currently outstanding warrants or options or issued pursuant to equity incentive plans or other compensation arrangements; (ii) securities issued in debt financing transactions with any financial institution or company; (iii) securities issued in transactions with strategic partners such as customers, suppliers or distributors; (iv) securities issued in rights or other securities offerings made to all stockholders; and (v) securities issued pursuant to stockholder-approved transactions including any transaction resulting in a change of control. Transactions with strategic partners include, but are not limited to, (A) the consolidation or merger by the Company (or its subsidiaries or affiliates) with or into (whether or not the Company is the surviving corporation) another entity; (B) the sale, assignment, transfer, conveyance or disposition of all or substantially all of the properties or assets of the Company or any of its significant subsidiaries; (C) allowing one or more entities to make, or allowing the Company to be subject to or have its common stock be subject to, a purchase, tender or exchange offer; (D) the consummation of a stock or share purchase agreement with a strategic partner; or (E) the consummation with a strategic partner of any other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement).

The Investor may not exercise the Additional Purchase Right or the Participation Right if the purchase of additional shares of common stock would cause the Investor to own 20% or more of the Company’s then outstanding common stock or hold shares with 20% or more of the voting power of the Company.

The Registration Rights Agreement

Under the terms of a Registration Rights Agreement that will be entered into with the Investor on the Closing Date, the Company is required to register the Shares for resale and to register the shares that may be issued pursuant to the Additional Purchase Right and the Participation Right so long as the shares purchased by other investors in the offering subject to the Participation Right are also required to be registered. The Registration Rights Agreement requires the Company to file the registration statement with the Securities and Exchange Commission (the “Commission”) and to use commercially reasonable efforts to have the registration statement declared effective by the Commission six months after the Closing Date. The registration rights granted to the Investor will terminate in their entirety effective on the first date on which there ceases to be outstanding any Registrable Securities, as defined in the Registration Rights Agreement.

The Voting Agreement

Pursuant to a Voting Agreement that will be entered into with the Investor on the Closing Date, for so long as the Investor beneficially owns at least 3,000,000 shares of common stock (as adjusted for any stock split, stock dividend or any subdivision of the common stock, or any other reclassification or other similar recapitalization after the Closing Date), or such lesser number of shares of common stock which then constitute at least 10% of the shares of the Company’s then outstanding common stock, at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever such action is to be taken by written consent, the Company will nominate for election one individual designated by the Investor. The Voting Agreement will terminate in its entirety upon the earlier to occur of (a) the mutual written agreement of the Investor and the Company; (b) the occurrence of a Change in Control, as defined in the Voting Agreement; and (c) a decline, whether as a result of the Company’s issuance of additional shares of common stock or as a result of the Investor’s sale of shares of the Company’s common stock, in the Investor’s ownership of the Company’s common stock to less than 10% of shares of the then outstanding common stock.

The above discussion does not purport to be a complete description of the Stock Purchase Agreement, the Registration Rights Agreement and the Voting Agreement described in this Current Report and it is qualified in its entirety by reference to the full text of such documents, which are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 17, 2018, the Company issued a press release disclosing entry into the Stock Purchase Agreement. A copy of the press release is attached to this Current Report as exhibit 99.1 and incorporated by reference in its entirety into this Item 7.01.

The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement (including Voting Agreement and Registration Rights Agreement)
99.1	Press release issued July 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2018

CLEARSIGN COMBUSTION CORPORATION

	By:	/s/ Brian Fike
Brian Fike
Interim Chief Financial Officer